Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Partners of

Parkway Properties Office Fund, LP:

We consent to the incorporation by reference in the registration statement (No. 333-156050) on Form S-3, the registration statements (Nos. 333-100565, 333-115286, and 333-134069) on Form   S-8, the registration statements (Nos. 333-88861 and 333-00311) on Form S-8 on Form S-3 and the registration statement (No. 333-156051) on Form S-3D of Parkway Properties, Inc. of our report on Parkway Properties Office Fund, LP (the Partnership) dated February 26, 2008, with respect to the consolidated historical-cost statements of operations, changes in partners' capital, and cash flows of the Partnership for the year ended December 31, 2007, not included herein, as well as the supplemental consolidated current-value statements of operations and changes in partners' capital for the year ended December 31, 2007, not included herein, which report appears in the December 31, 2009 annual report on Form 10-K of Parkway Properties, Inc.

/s/ KPMG LLP

Jackson, Mississippi

March 5, 2010